Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

THE PEOPLE’S UNITED FINANCIAL, INC. 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, FEBRUARY 16, 2017

WHEREAS, People’s United Financial, Inc., a Delaware corporation (the “Company”), maintains the People’s United Financial, Inc. 2014 Long-Term Incentive Plan, as amended and restated, February 16, 2017 (the “Plan”);

WHEREAS, Section 15(b) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan;

WHEREAS, the Board has previously approved that certain Agreement and Plan of Merger (the “Merger Agreement”) between the Company and First Connecticut Bancorp, Inc., a Maryland corporation (“First Connecticut”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement and pursuant to Section 1.7 of the Merger Agreement, certain First Connecticut equity awards granted pursuant to the First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan and the First Connecticut Bancorp, Inc. 2016 Stock Incentive Plan (the “First Connecticut Stock Plans”) will be cancelled and the Company will grant the holders thereof Awards (as defined in the Plan) in accordance with the Merger Agreement;

WHEREAS, conditioned upon the occurrence of the Effective Time (as defined in the Merger Agreement), the Board determined to amend the Plan to increase the number of Shares (as defined in the Plan) by an amount equal to the number of Shares subject to the Substitute Options (as defined in the Merger Agreement) and Substitute Equity Awards (as defined in the Merger Agreement), with such Shares originating from and having been previously approved for issuance pursuant to the First Connecticut Stock Plans; and

WHEREAS, the undersigned officer has been duly authorized by the Company to execute such amendments.

NOW, THEREFORE, the Company hereby amends the Plan, as follows, effective as of the Effective Time (as defined in the Merger Agreement), or as otherwise provided herein:

1. Section 1(b) of the Plan is amended in its entirety to read as follows:

“(b).	Effective Date. This Plan will become effective on the Effective Date, as defined in the Merger Agreement (the “Effective Date”). Awards may be granted under this Plan on and after the Effective Date.

2. Section 2 of the Plan is amended by adding the following Section 2(aa) after the current Section 2(z) and updating any lettering in or references to Section 2:

“(aa)	“Merger Agreement” means that certain Agreement and Plan of Merger between the Company and First Connecticut Bancorp, Inc., a Maryland corporation.

3. Section 6(a) of the Plan is amended in its entirety to read as follows:

“(a)

Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 75,850,000 Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by one Share for each Share subject to an Award issued pursuant to the Merger Agreement, an Option or a SAR (that will be settled in Shares), and the aggregate number of Shares reserved under this Section 6(a) shall be depleted by 5.32 Shares for each Share subject to an Award other than an Award issued pursuant to the Merger Agreement, an Option or a SAR. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share. In addition, for the sole purposes of satisfying the Company’s obligations under the Merger Agreement, 138,998 Shares, originating from the First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan and the First Connecticut Bancorp, Inc. 2016 Stock Incentive Plan and adjusted to reflect the consummation of the transactions contemplated by the Merger Agreement, are authorized for issuance under the Plan.”

4. Except as amended hereby, nothing herein shall be deemed to waive or modify any of the provisions of the Plan and the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board and the Company, acting by the Company’s duly authorized officer, hereby executes this amendment to be effective as herein provided.

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ David K. Norton
David K. Norton
Senior Executive Vice President and Chief Human Resources Officer

Date:	October 1, 2018

[Signature Page to Amendment No. 1 to the Amended and Restated 2014 Long-Term Incentive Plan]